 Exhibit 99.1

Red Cat Holdings Closes Acquisition of Teal Drones

Expansion into military sector represents compelling growth opportunity

HUMACAO, Puerto Rico, September 1st, 2021 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a hardware-enabled software provider to the drone industry, announces the closing of its acquisition of Teal Drones (“Teal”), a leader in commercial and government unmanned aerial vehicle (“UAV”) technology. Teal manufactures the Golden Eagle, one of only five drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications.

“This acquisition solidifies our leadership position within the drone industry, as it completes our ability to provide end-to-end solutions. We can offer both consumer and enterprise drones with an extensive suite of additional software and hardware options and other technologies, along with an approved line of military drones for public safety, reconnaissance and inspection applications,” commented Jeffrey Thompson, Red Cat’s Chief Executive Officer. “Teal’s approval from the Pentagon provides a strategic advantage as the military continues to expand its deployment of drones.”

Teal, a Utah-based company founded in 2015, has grown from its origins as a consumer-oriented company into one focusing on the enterprise and government sectors. Teal is redefining what unmanned systems can achieve, providing superior aerial surveillance and awareness for inspections and short-range reconnaissance. Its leading-edge, compliant unmanned systems inform and protect Fortune 500 companies and government agencies with scalable, secure, and rugged drone technology. Teal’s open and modular platform allows a critical mass of applications to be developed and integrated for next-generation capabilities. Partners actively integrating technologies with Teal include Autonodyne, Tomahawk Robotics, and DroneLink.

“Teal’s prime directives since the beginning were simple: Rebuild the American drone industrial base and accelerate the global adoption of drones across Enterprise and Defense markets. This acquisition represents the best way Teal will fulfill its mission, leveraging Red Cat’s expertise and resources to deploy the best unmanned systems in the world, giving superhuman capabilities to commercial operators and military warfighters alike,” said George Matus, founder and Chief Executive Officer of Teal.”

Teal will anchor the Enterprise Segment at Red Cat that also includes Skypersonic, a remote inspection company. Companies in Red Cat’s Consumer Segment include Fat Shark, a drone imaging and communication company and Rotor Riot, which focuses on first person view drones and equipment for the consumer segment. Collectively, the group of complementary companies offers a comprehensive and diversified array of technologies targeted at all segments of the growing drone industry, with a special emphasis on military applications and infrastructure inspections.

About Red Cat Holdings, Inc.
Red Cat provides products, services and solutions to the drone industry through its four wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team that has won numerous championships. Skypersonic provides software and hardware solutions that enable drones to complete inspection services in locations where GPS is not available, yet still record and transmit data even while being operated from thousands of miles away. Teal Drones is a leader in commercial and government unmanned aerial vehicle technology and the manufacturer of Golden Eagle, one of only five U.S. Department of Defense-approved drones designed for reconnaissance, public safety, and inspection applications. Red Cat Propware is developing a Software-as-a-Solution ("SaaS") platform to provide drone flight data analytics and storage, as well as diagnostic products and services. Learn more at https://www.redcatholdings.com/.

Forward Looking Statements
This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

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